EXHIBIT 99.1

NEWS RELEASE
Independent Bank Corp. 288 Union Street Rockland, MA 02370
Investor Contacts: Chris Oddleifson President and Chief Executive Officer (781) 982-6660 Denis K. Sheahan Chief Financial Officer (781) 982-6341
Media Contact: Ralph Valente Senior Vice President (781) 982-6636 ralph.valente@rocklandtrust.com

INDEPENDENT BANK CORP. ANNOUNCES
COMPLETION OF CENTRAL BANCORP, INC. ACQUISITION,
APPOINTMENT OF JOHN J. MORRISSEY AS A DIRECTOR,
AND RESULTS OF STOCK/CASH ELECTIONS

Rockland, Massachusetts (November 9, 2012). Independent Bank Corp. (NASDAQ: INDB), parent of Rockland Trust Company, today announced the closing of its acquisition of Central Bancorp, Inc. (NASDAQ: CEBK), parent of Central Bank.

“This acquisition significantly increases Rockland Trust’s presence in Middlesex County and we welcome Central Bank customers and employees to Rockland Trust,” said Christopher Oddleifson, President and Chief Executive Officer of Rockland Trust. “The demographics of our new territory are very attractive, and we anticipate that this acquisition will be immediately accretive and deliver solid returns to our shareholders.”

The legal closing occurred today and the acquisition will be effective as of 12:01 a.m. on Saturday, November 10, 2012. As of the effective time Central Bancorp, Inc. was legally merged with and into Independent Bank Corp., with Independent the surviving entity, and Central Bank legally merged with and into Rockland Trust, with Rockland Trust the surviving entity. Central Bank will continue to operate under its name, as a division of Rockland Trust, until the customer and facilities conversion is complete in the first quarter of 2013, at which time the nine former Central Bank branches will be converted into Rockland Trust branches.
Effective as of the completion of the acquisition, former Central Director John J. Morrissey was appointed a Class I Director of Independent Bank Corp., with a term expiring at the 2015 Annual Shareholder Meeting, and was also appointed a Director of Rockland Trust.  Mr. Morrissey is a founding partner of the Braintree, Massachusetts law firm Morrissey, Wilson, Zafiropoulos LLP, a boutique law firm practicing in the areas of litigation, bankruptcy and creditors’ rights, and real estate.  Mr. Morrissey’s practice is primarily in the area of litigation, with a principle focus on personal injury and workers compensation claims.  Mr. Morrissey is a member of the Board of Bar Overseers’ Hearing Committee for Plymouth and Norfolk Counties. He is a member of the Massachusetts Academy of Trial Attorneys’ Board of Governors and the Massachusetts Bar Association’s House of Delegates.  Mr. Morrissey was recently appointed Chair of the Massachusetts Bar Association’s Judicial Administration Section Council for 2012-2013 and serves on the Workplace Safety Task Force.  Mr. Morrissey, who is 45 years old, is a graduate of the University of Massachusetts, Amherst and of the Boston University School of Law.  Mr. Morrissey resides in Hingham, Massachusetts with his wife Katherine and their three children.
Immediately prior to the legal closing Central redeemed the 10,000 shares of Central’s Senior Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), issued pursuant to the Small Business Lending Fund program, by paying the United States Department of the Treasury the Ten Million Dollars ($10,000,000) liquidation amount of the Series B Preferred Stock, plus accrued but unpaid dividends. On November 9, 2012 Independent made an unsecured loan to Central, the proceeds of which were immediately used to pay the redemption cost of the Series B Preferred Stock just prior to the legal closing. Independent funded its unsecured loan to Central by drawing approximately Ten Million Dollars ($10,000,000) from its recently established line of credit with PNC Bank, National Association. Independent anticipates that it will repay the amount drawn from that line of credit, in full, within 12 to 24 months. The corresponding asset and liability associated with the unsecured loan from Independent to Central, which were equal and offsetting, were cancelled in connection with the financial consolidation of Central and Independent.

The results of the elections made by Central shareholders as to the form of consideration to be received due to the merger are as follows:

Stock Elections: Central shareholders who validly elected to receive all Independent common stock will receive 1.0533 shares of Independent common stock for each share of Central common stock with respect to which that election was made;

Non-Elections: Central shareholders who validly elected either the “No Preference” choice or who did not make a valid election will receive 1.0533 shares of Independent common stock for each share of Central common stock held immediately prior to the merger; and

Cash Elections: Cash elections were oversubscribed and therefore subject to the pro-ration calculations specified in the merger agreement, so that in the aggregate 60% of the shares of Central common stock outstanding immediately prior to the merger were converted into shares of Independent common stock and the remaining 40% of the shares of Central common stock outstanding immediately prior to the merger were converted into the right to receive $32.00 in cash, without interest. Due to the pro-ration required by the oversubscription of cash elections, Central shareholders who validly elected to receive cash will receive $32.00 in cash, without interest, for 52.8385% of their shares and 1.0533 shares of Independent common stock for 47.1615% of their shares.

Under the terms of the merger agreement, cash will be issued in lieu of fractional shares.

As a result of the elections and pro-ration described above, Central shareholders will receive an aggregate of approximately 1,068,647 shares of Independent common stock and an aggregate of $21,644,160 in cash, which does not include cash in lieu of fractional shares. Independent now has approximately, including the shares issued in connection with the acquisition, 22,748,865 shares of common stock outstanding.

About Independent Bank Corp.
Independent Bank Corp., which has Rockland Trust Company as its wholly-owned commercial bank subsidiary, has approximately $5.7 billion in assets. Rockland Trust offers a wide range of commercial banking products and services, retail banking products and services, business and consumer loans, insurance products and services, and investment management services. To find out why Rockland Trust is the bank “Where Each Relationship Matters®”, visit www.RocklandTrust.com.
About Central Bancorp., Inc.

Central Bancorp, Inc. is holding company for Central Bank, whose legal name is Central Co-Operative Bank and which was founded in 1915 as a Massachusetts chartered co-operative bank to provide savings deposits and originate mortgage loans. Central Bank is a full-service community banking operation that provides a variety of deposit and lending services --- including savings and checking accounts for retail and business customers, mortgage loans for constructing, purchasing and refinancing residential and commercial properties, and loans for education, home improvement and other purposes. Central Bank operates nine full-service offices in the Massachusetts communities of Somerville, Arlington, Burlington, Chestnut Hill, Malden, Medford, Melrose, and Woburn (two branches).
Forward Looking Statements:

Statements contained in this filing that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified. In addition, statements in future filings of Independent with the Securities Exchange Commission (the “SEC”), in press releases, and in oral and written statements made by or with the approval of Independent that are not statements of historical fact may also constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) statements about the benefits of the merger, including future financial and operating results, cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger; (ii) statements of plans, objectives, and expectations of management or the Boards of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions which are difficult to predict. Actual outcomes and results, therefore, may differ materially from what is expressed or forecasted in such forward-looking statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (i) the risk that the businesses involved in the merger will not be integrated successfully or such integration may be more difficult, time-consuming, or costly than expected; (ii) expected revenue synergies and cost savings from the merger may not be fully realized or realized within the expected time frame; (iii) revenues following the merger may be lower than expected; (iv) deposit attrition, operating costs, customer loss and business disruption following the merger including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (v) local, regional, national and international economic conditions and the impact they may have; (vii) changes in interest rates, spreads on earning assets and interest-bearing liabilities, and interest rate sensitivity; (viii) prepayment speeds, loan originations, and credit losses; (ix) sources of liquidity; (x) shares of common stock outstanding and common stock price volatility; (xi) fair value of and number of stock-based compensation awards to be issued in future periods; (xii) legislation affecting the financial services industry as a whole, and/or the parties and their subsidiaries individually or collectively; (xiii) regulatory supervision and oversight, including required capital levels; (xiv) increasing price and product/service competition by competitors, including new entrants; (xv) rapid technological developments and changes; (xvi) the ability to continue to introduce competitive new products and services on a timely, cost-effective basis; (xvii) the mix of products/services; (xiii) containing costs and expenses; (xix) governmental and public policy changes; (xx) protection and validity of intellectual property rights; (xxi) reliance on large customers; (xxii) technological, implementation and cost/financial risks in large, multi-year contracts; (xxiii) the outcome of pending and future litigation and governmental proceedings; (xxiv) continued availability of financing; (xxv) financial resources in the amounts, at the times, and on the terms required to support future business; and, (xxvi) material differences in the actual financial results of merger and acquisition activities compared with expectations, including the full realization of anticipated cost savings and revenue enhancements. Additional factors that could cause Independent’s results to differ materially from those described in the forward-looking statements can be found in Independent’s and Central’s respective Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed with the SEC. All subsequent written and oral forward-looking statements concerning the transaction or other matters are expressly qualified in their entirety by the cautionary statements referenced above. Forward-looking statements speak only as of the date on which such statements are made. Independent undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it was made, or to reflect the occurrence of unanticipated events.